Delaware Group Global &
International Funds
N-SAR

Exhibit List


Exhibit		Reference

77.D	Changes to policies with
respect to security investments of
Delaware International Value Equity
Fund incorporated into this filing
by reference to 497(e) filings made
April 5, 2006 and April 6, 2006.

	Changes to policies with
respect to security investments of
Delaware Global Value Fund (formerly
Delaware International Small Cap
Value Fund) incorporated into this
filing by reference to 497(e)
filings made December 16, 2005.